Exhibit 10.1

GANNETT CO., INC.

2015 DEFERRED COMPENSATION PLAN

RULES FOR POST-2004 DEFERRALS

Amendment No. 2

Effective as of the date TEGNA Inc. spins off Cars.com Inc. as a separate, publicly traded company, Gannett Co., Inc. hereby amends the Gannett Co., Inc. 2015 Deferred Compensation Plan, as amended, Rules for Post-2004 Deferrals (the “Plan”), as follows:

1. Section 2.6(b) is amended to add the following provision to the end thereof:

As a consequence of TEGNA Inc.’s spinning off Cars.com Inc. (“Cars.com”) as a separate, publicly traded company (the “Cars.com Spin-off”), Participant accounts deemed invested in the TEGNA stock fund will be credited with hypothetical shares of Cars.com consistent with the terms of the Cars.com Spin-off, and the Plan will establish a separate hypothetical Cars.com stock fund to track such shares. Notwithstanding any provision to the contrary, Participants may elect in a manner prescribed by the Committee to allocate out of such Cars.com stock fund but shall not be able to allocate any additional amounts to the Cars.com stock fund.

2. Section 2.8 is amended by adding “cash” before each occurrence of “dividends” in the second and third sentences of such Section and adding the following provision to the end of such Section:

Notwithstanding the foregoing, deemed cash dividends relating to hypothetical Cars.com stock in the hypothetical Cars.com stock fund will not be deemed reinvested in Cars.com stock. Instead, such deemed cash dividends will be hypothetically invested proportionately in the investment funds selected by the Participant in his most recent investment direction, or, in the absence of an explicit investment direction, in the default investment fund.

3. Section 2.9(h) is amended to add the following provision to the end thereof:

Notwithstanding the foregoing or any other provision of this Plan, any portion of a Participant’s Deferred Compensation Account deemed invested in shares of Cars.com may only be settled in cash.

IN WITNESS WHEREOF, Gannett Co., Inc. has caused this Amendment to be executed by its duly authorized officer as of May 31, 2017.

GANNETT CO., INC.

By:	/s/ David Harmon
Name:	David Harmon
Title:	Chief People Officer